POPOWER OF ATTORNEY

     	Know all by these presents, that the undersigned hereby constitutes and appoints James C. Webster with full power of substitution,
the undersigneds true and lawful attorney in fact to:

(1)	prepare, execute in the undersigneds name and on the
 undersigneds behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section
 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), or any rule or regulation of the SEC

(2)	execute for and on behalf of the undersigned, in the
 undersigneds capacity as an officer and/or director of Dril-Quip, Inc., a Delaware corporation (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition or disposition of securities of the Company

(3)		do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority and

(4)	take any other action of any type whatsoever in connection
 with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in factmay approve in such attorney in facts discretion.

       	The undersigned hereby grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.

       	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.

       	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of August, 2015.

/s/ L.H. Dick Robertson
L.H. Dick Robertson